Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 30, 2024, with respect to the consolidated financial statements of WeRide Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Huazhen LLP

Beijing, China
August 20, 2024